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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 5, 1998
               Date of Report (Date of earliest event reported)


                              SAFECO CORPORATION
              (Exact name of registrant as specified in Charter)



 WASHINGTON                   1-6563                  91-0742146
 (State or other            (Commission              (IRS Employer
 jurisdiction of            File Number)           Identification No.)
 incorporation)


     SAFECO Plaza, Seattle, Washington                  98185
    (Address of principal executive offices)          (Zip Code)


                                (206) 545-5000
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

                          SAFECO CORPORATION DECLARES
                                REGULAR DIVIDEND


     SEATTLE -- (August 5, 1998)--SAFECO Corporation (NASDAQ:SAFC) today declared a regular dividend of 35 cents per share on its common stock. The dividend is payable October 26, 1998, to shareholders of record October 9, 1998.

     SAFECO also announced today that its board of directors approved the purchase from time-to-time of up to $200 million worth of its common stock through open market and negotiated purchases. SAFECO believes that its common stock represents a good value. When added to the ongoing authorization to purchase up to 2 million shares of common stock, of which approximately 500,000 shares had been purchased at July 31, 1998, the combined authorization will permit an accumulation of up to an additional 4.2% of SAFECO's outstanding shares.


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SAFECO CORPORATION


Dated: August 7, 1998                By: /s/ H. Paul Lowber
                                         ------------------------------
                                         H. Paul Lowber
                                         Vice President, Controller and
                                         Chief Accounting Officer